AcuBid.com Inc.

Joe Morgan
3525 Country Club Place
Danville, California 94506

Dear Mr. Morgan:

         This letter shall serve as an understanding of the agreement between Joe Morgan (Advisor) and AcuBid.com Inc. (Company).

A:       Advisor agrees to perform the following functions for the Company.

1.       Act as a member of the Company's Sports Advisory Board.

2. Advisor will assist the Company in obtaining and creating sports memorabilia to be sold on the Company's website.

3. Advisor will assist the Company on an ongoing basis to develop a relationship with and obtain collectible items from active and retired professional athletes as the parties shall agree.

4. Advisor shall grant the Company the right to use his name as a member of such board on all advertising endeavors undertaken by the Company.

5. Advisor shall make himself available not less than 2 hours per month to hold online conversations with customers and clients of the Company on its website.

B:       Company Agrees to pay Advisor the Following Compensation

1. 20,000 Shares for the Company's Common Stock for services previously performed.

2. 25,000 options at $0.45 for services as an Advisory Board member. The options shall vest immediately and upon exercise and written notice to the Company the shares issued under this paragraph will be registered for sale under Section S8 of the Securities Act of 1934.

This agreement shall be renewable each year at the mutual agreement of the parties for successive one year terms.

Agreed to by:

/s/ Joe Morgan      4-20-99        /s/ signature       4/19/99
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Joe Morgan          Date           AcuBid.com Inc.     Date


             7720 B El Camino Real #503 Carlsbad, California 92009